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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



   Harmony Holdings, Inc.
   Los Angeles, California


   We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 16, 1996, relating to the consolidated financial statements and schedule of Harmony Holdings, Inc., which is contained in that Prospectus.

   We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                       BDO SEIDMAN, LLP


   Los Angeles, CA

   February 27, 1997